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                                                                    EXHIBIT 3.12

                           CERTIFICATE OF AMENDMENT

                                      TO

                           CERTIFICATE OF FORMATION

                                      OF

                          HUNTSMAN ICI FINANCIAL LLC

                       Pursuant to Section 18-202 of the
                    Delaware Limited Liability Company Act


     1. The name of the limited liability company is Huntsman ICI Financial LLC (the "Company").
          -------

     2. The Certificate of Formation is hereby amended to change the name of the Company to Huntsman International Financial LLC.

     3. Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

               "1. The name of the limited liability company is Huntsman International Financial LLC."

     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 7/th/ day of December 2000.

                                              HUNTSMAN ICI FINANCIAL LLC

                                              By:   \s\ Samuel D. Scruggs
                                                 ----------------------------
                                              Name: Samuel D. Scruggs
                                              Its:  Authorized Person